                                                                 EXHIBIT 99.6(b)

                            DISTRIBUTION AGREEMENT

        AGREEMENT made as of the 18th day of October, 1985 between MERRILL LYNCH RETIREMENT BENEFIT INVESTMENT PROGRAM, INC., a Maryland corporation (the "Fund"), and MERRILL LYNCH FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor").
                             W I T N E S S E T H:

        WHEREAS, the Fund is registered under the Invest- ment Company Act of 1940, as amended to date (the "Invest- ment Company Act"), as a diversified, open-end, management investment company and it Is affirmatively in the interest of the Fund to offer its shares for sale continuously; and

        WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

        WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Fund's shares in order to promote the growth of the Fund and facilitate the distribution of its shares.

        NOW, THEREFORE, the parties agree as follows:

        Section 1. Appointment of the Distributor

        The Fund hereby appoints the Distributor as the principal underwriter and distributor of the Fund to sell shares of Common Stock of the Fund (sometimes herein referred to as "shares") to the public and hereby agrees during the term of this Agreement to sell shares of the Fund to the Distributor upon the terms and conditions herein set forth.

        Section 2. Exclusive Nature of Duties

        The Distributor shall be the exclusive representative of the Fund to act as principal underwriter and distributor, except that:

        (a) The Fund may, upon written notice to the Dis- tributor, from time to time designate other principal under- writers and distributors of its shares with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell shares in the areas so designated shall terminate, but this Agreement shall re- main otherwise in full effect until terminated in accordance with the other provisions hereof.

        (b) The exclusive rights granted to the Distributor to purchase shares from the Fund shall not apply to, shares of the Fund issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Fund.

        (c) Such exclusive rights shall also not apply to shares issued by the Fund pursuant to reinvestment of dividends or capital gains distributions.

        Section 3. Purchase of Shares from the Fund

        (a) Prior to the continuous offering of the shares, commencing on a date agreed to by the Fund and the Distributor, it is contemplated that the Distributor will solicit subscriptions for shares during a subscription period which shall last for such period as may be agreed upon by the parties hereto. The subscriptions will be payable on the fifth business day after the termination of the subscription period, at which time the Fund will commence operations.

        (b) Immediately after the completion of the subscription offering the Fund will commence an offering of its shares and thereafter the Distributor shall have the right to buy from the Fund the shares needed, but not more than the shares needed (except for clerical errors in transmission) to fill unconditional orders for shares of the Fund, placed with the Distributor by investors or securities dealers. The price which the Distributor shall pay for the shares so purchased from the Fund shall be the net asset value, determined as set forth in the currently effective prospectus of the Fund under the Securities Act of 1933 (the "Prospectus") relating to such shares.

        (c) The shares are to be resold by the - Distributor or selected dealers, as described in Section 6(d) hereof, to investors at net asset value, as set forth in the Prospectus.

        (d) The Fund shall have the right to suspend the sale of its shares at times when redemption is suspended pursuant to the conditions set forth in
Section 4(b) hereof. The Fund shall also have the right to suspend the sale of its shares if trading on the New York Stock Exchange shall, have been suspended, if a banking moratorium shall have been declared by Federal, New York or New Jersey authorities, or if there shall have been some other event, which, in the judgment of the Fund, makes it impracticable or inadvisable to sell the shares.

        (e) The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for shares received by the Distributor. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause, refuse to accept or confirm orders for the purchase of shares. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment therefor, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Distributor. Payment shall be made to the Fund in New York Clearing House funds. The Distributor agrees to cause-such payment and such instructions to be delivered promptly to the Fund (or its agent).

        Section 4. Repurchase or Redemption of Shares by the Fund

        (a) Any of the outstanding shares may be tendered for redemption at any time, and the Fund agrees to repurchase or redeem the shares so tendered in accordance with its obligations as set forth in Article VII of its Articles of Incorporation, as amended from time to time, and in accordance with the applicable provisions set forth in the Prospectus. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value determined as set forth in the Prospectus. All payments by the Fund hereunder shall be made in the manner set forth below.

        The Fund shall pay the total amount of the redemp- tion price as defined in the above paragraph pursuant to the, instructions of the Distributor in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of shares shall be paid by the Fund as follows: (i) any applicable contingent deferred sales charge shall be paid to the Distributor and (ii) the balance shall be paid to or for the account of the redeeming shareholder, in each case in accordance with applicable provisions of the Prospectus in New York Clearing House funds.,

        (b) Redemption of shares or payment may be sus- pended at times when the New York Stock Exchange is closed, when trading on said Exchange is closed, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.,

        Section 5. Duties of the Fund

        (a) The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares of the Fund, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Fund by independent public accountants. The Fund shall make available to the Distributor such number of copies of its Prospectus and Statement of Additional Information ("SAI") as the Distributor shall reasonably request.

        (b) The Fund shall take, from time to time, but subject to the necessary approval of the shareholders, all necessary action to fix the number of authorized shares and such steps as may be necessary to register the same under the Securities Act of 1933, as amended (the "Securities Act"), to the end that there will be available for sale such number of shares as the Distributor reasonably may be expected to sell.

        (c) The Fund shall use its best efforts to qualify and maintain the qualification of any appropriate number of its shares for sales under the securities laws of such states as the Distributor and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 7(c) hereof, the expense of qualifica- tion and maintenance of qualification shall be borne by the' Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

        (d) The Fund will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Fund.

        Section 6. Duties of the Distributor

        (a) The Distributor shall devote reasonable time and effort to effect sales of shares of the Fund, but shall not be obligated to sell any specific number of shares. The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

        (b) In selling the shares of the Fund, the Dis- tributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Dis-tributor nor any selected dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the registration statement or related Prospectus or SAI and any sales literature specifically approved by the Fund.

        (c) The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the Cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

        (d) The Distributor shall have the right to enter into selected dealers agreements with securities dealers of its choice ("selected dealers") for the sale of shares, provided that the Fund shall approve the forms of agreements with dealers. Within the United States, the Distributor shall offer and sell shares only to such selected dealers as are members in good standing of the NASD. Shares sold to selected dealers shall be for resale by such dealers only at net asset value determined as set forth in the Prospectus or SAI, as the case may be. The Distributor may allocate the proceeds of any applicable contingent deferred sales charge to the dealer(s) which sold the shares being redeemed. The form of the agreement with selected dealers to be used during the subscription period is attached hereto as Exhibit A. The initial form of the agreement with selected dealers to be used in the continuous offering of the shares is attached hereto as Exhibit B.

        Section 7. Payment of Expenses

        (a) The Distributor shall bear all expenses incurred by it in connection with its duties and activities under this Agreement, including: 1) the expense of reimburs- ing Merrill Lynch, Pierce, Fenner & Smith Incorporated and other selected dealers for their expenses associated with their payment of sales commissions to account executives for sales of the Fund's shares and 2) the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the shares for sale to the public and any expenses of advertis- ing in connection with such offering, except such expenses offically undertaken herein by the Fund. In addition, after the prospectuses and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distribut- ion any copies thereof which are to be used in connection with the offering of shares to selected dealers or inves- tors. It is understood and agreed that, so long as the Fund's Plan of Distribution pursuant to Rule 12b-1 under the investment Company Act continues in effect, any expenses incurred by the Distributor hereunder may be paid from amounts received by it from the Fund under such Plan.

        (b) The Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or Prospectuses and/or SAIs under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, Prospectuses, SAIS, annual or interim reports or proxy materials).

        (c) The Fund shall bear the cost of expenses of qualification of the shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 5(c) hereof and the cost and expense payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification pursuant to Section 5(c) hereof.

        Section 8. Indemnification

        (a) The Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the,

Distributor, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or. expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related Prospectus or SAI, as from time to time amended and supplemented, or an annual or interim report to shareholders of the Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such control- ling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and-expenses of any counsel retained by them. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the shares.

        (b) The Distributor shall indemnify and hold harmless the Fund and each of its directors and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage or expense described in the forego-ing indemnity contained in subsection (a) of this Section 8, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related Prospectus or SAI, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Fund or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 8.

        Section 9. Duration and Termination of this Agreement

        This Agreement shall become effective as of the date first above written and shall remain in force until September 30, 1987 and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of those directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

        This Agreement May be terminated at any time, without the payment of any penalty by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

        The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and, "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

        Section 10.  Amendments of this Agreement

        This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Directors of the Fund, or by the vote of a majority of outstanding voting securities of the Fund, and (ii) by the vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

        Section 11.  Governing Law

        The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        MERRILL LYNCH RETIREMENT BENEFIT
                                         INVESTMENT PROGRAM, INC.

                                        By  /s/ Bernard Durnin
                                           ---------------------------------

                                        MERRILL LYNCH FUNDS
                                         DISTRIBUTOR, INC.

                                        By   /s/
                                           ---------------------------------

                                                                       EXHIBIT A

                  MERRILL LYNCH RETIREMENT BENEFIT INVESTMENT
                     PROGRAM, INC. SHARES OF COMMON STOCK

                         SELECTED DEALERS AGREEMENT
                            FOR SUBSCRIPTION PERIOD

Gentlemen:

        Merrill Lynch Funds Distributor, Inc. (the "Distribu- tor") has an agreement with Merrill Lynch Retirement Benefit Investment Program, Inc., a Maryland corporation (the 'Fund"), pursuant to which it acts as the distributor for the sale of shares of common stock, par value $0.01 per share, of the Fund, and as such has the right to distribute shares of the Fund for resale. The Fund is a diversified open-end investment company registered under the Investment Company Act of 1940, as amended, and its shares being offered to the public are registered under the Securities Act of 1933, as amended. Such shares and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus. You have received a copy of the Distribution Agreement between ourself and the Fund and reference is made herein to certain provisions of such Distribution Agreement. The terms "Prospectus", and "Statement of Additional Information" as used herein refer to the prospectus and statement of additional information, respectively, on file with the Securities and Exchange Commission which is part of the registration statement filed pursuant to the Securities Act of 1933, as amended. This Agreement relates solely to the subscription period described in Section 3(a) of such Distribution Agreement. As principal, we offer to sell to you, as a member of a group of selected dealers (the "Selected Dealers Group"), shares of the Fund upon the following terms and conditions:

        1. The subscription period referred to in Section 3(a) of the Distribution Agreement will continue through November 21, 1985. The subscription period may be extended upon agreement between the Fund and the Distributor. Subject to the provisions of such Section and the conditions contained herein, we will sell to you on the fifth business day following the termination of the subscription period, or such later date as we may advise (the "Closing Date"), such number of shares as to which you have placed orders with us not later than 5:00 P.M. on the second full business day preceding the Closing Date.

        2. In all sales of these shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for us or for any other member of the Selected Dealers Group.

        3. The public offering price shall be the net asset value per share of the Fund on the Closing Date.

        4. You shall not place orders for any of the shares unless you have already received purchase orders for such shares at the applicable public offering price and subject to the terms hereof and of the Distribution Agreement. The minimum initial purchase is $5000 ($250 for purchases by an IRA or a Merrill Lynch Basic (Keogh Plus) Retirement Account) and the minimum subsequent purchas is $500 ($50 in the case of an IRA or a Merrill Lynch Basic (Keogh Plus) Retirement Account). You agree that you will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus (as then amended or supplemented) and will not furnish to any person any information relating to the shares of the Fund which is inconsistent in any respect with the information contained in the Prospectus or Statement of Additional Information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Fund.

        5. Payment for shares purchased by you is to be made by wire transfer or certified or official bank check on the Closing Date at the time and place specified to you by us no later than two business days prior to the Closing Date, at the settlement price as provided above on such date in New York Clearing House funds payable to the order of Merrill Lynch Funds Distributor, Inc. against delivery to us of non-negotiable share deposit receipts. ("Receipts") issued by First Jersey National Bank as shareholder servicing agent, acknowledging the deposit with it of the shares so purchased by you. You agree that as promptly as practicable after the delivery of such shares you will issue appropriate written transfer instructions to the Fund or to the shareholder servicing agent as to the purchasers to whom you sold the shares.

        6. No person is authorized to make any representations concerning shares of the issuer except those contained in the current Prospectus and Statement of Additional Information of the Fund and in such printed information subsequently issued by us or the Fund as information supplemental to such Prospectus and Statement of Additional Information. In purchasing shares through us you shall rely solely on the representations contained in the Prospectus and Statement of Additional Information and supplemental information above mentioned. Any printed information which. we furnish you other than the Fund's Prospectus, Statement of Additional Information, periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

        7. You agree to deliver to each of the purchasers mak- ing purchases from you a copy of the then current Prospectus at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and the interim reports and proxy solicitation materials of the Fund and to deliver copies of the Statement of Additional Information upon such purchaser's request. You further agree to endeavor to obtain proxies from each of such purchasers. Additional copies of the Prospectus, Statement of Additional Information, annual or interim reports and proxy solicitation materials of the Fund will be.supplied to you in reasonable quantities upon request.

        8. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of shares entirely. Each party hereto has the right to cancel this, agreement upon notice to the other party.

        9. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering during the subscription period. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

        10. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association.

        11. Upon application to us, we will inform you as to the states in which we believe the shares have been qualified for sale under, or are exempt from the requirements of the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the shares, if necessary.

        12. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

        13. You agree that you will not sell any shares of the Fund to any account over which you exercise discretionary authority.

        14. This Agreement shall terminate at the close of business on the Closing Date, unless earlier terminated, provided, however, this Agreement shall continue after termination for the purpose of Section 7 hereof and for the purpose of settlement of accounts hereunder.


                                           MERRILL LYNCH FUNDS DISTRIBUTOR, INC.

                                           By
                                             ----------------------------------
                                                   (Authorized Signature),

Please return one signed copy

  of this agreement to:


MERRILL LYNCH FUNDS DISTRIBUTOR, INC.

Box 9011 Princeton

N.J. 08540-9011

Accepted:

        Firm Name:
                   -----------------------------
        By:
                   -----------------------------
        Address:
                   -----------------------------

        Date:      -----------------------------

                                                                       EXHIBIT B

                  MERRILL LYNCH RETIREMENT BENEFIT INVESTMENT
                     PROGRAM, INC. SHARES OF COMMON STOCK

                          SELECTED DEALERS AGREEMENT

Gentlemen:

        Merrill Lynch Funds Distributor, Inc. (the "Distribu- tor") has an agreement with Merrill Lynch Retirement Benefit Investment Program, Inc., a Maryland corporation (the "Fund"), pursuant to which it acts as the distributor for the sale of shares of common stock, par value $0.01 per share, of the Fund, and as such has the right to distribute shares of the Fund for resale. The Fund is a diversified open-end investment company registered under the investment Company Act of 1940, as amended, and its shares being offered to the public are registered under the Securities Act of 1933, as amended. Such shares and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus. You have received a copy of the Distribution Agreement between ourself and the Fund and reference is made herein to certain provisions of such Distribution Agreement. The terms "Prospectus", and "Statement of Additional Information" as used herein refer to the prospectus and statement of additional information, respectively, on file with the Securities and Exchange Comission which is part of the registration statement filed pursuant to the Securities Act of 1933, as amended. This Agreement relates solely to the continuous offering period described in Section 3(b) of such Distribution Agreement. As principal, we offer to sell to you, as a member of a group of selected dealers (the "Selected Dealers Group"), shares of the Fund upon the following terms and conditions:

        1. In all sales of these shares to the public you shall act as dealer for your own account, and in no transac- tion shall you have any authority to act as agent for the Fund, for us or for any other member of the Selected Dealers Group.

        2. Orders received from you will be accepted us only at the public offering price applicable to each order, determined in the manner set forth in the current Prospectus and Statement of Additional Information of the Fund. The procedure relating to the handling of orders shall be subject to Section 5 hereof and instructions which we or the Fund shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Fund in the sole discretion of either.

The minimum initial and subsequent purchase requirements are as set forth in the current Prospectus and Statement of Additional Information of the Fund.

        3. You shall not place orders for any of the shares unless you have already received purchase orders for such shares at the applicable public offering price and subject to the terms hereof and of the Distribution Agreement. The minimum initial purchase is $5OOO ($250 for purchases by an IRA or a Merrill Lynch Basic (Keogh Plus) Retirement Account) and the minimum subsequent purchase is $500 ($50 in the case of an IRA or a Merrill Lynch Basic (Keogh Plus) Retirement Account). You agree that you will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus (as then amended or supplemented) and will not furnish to any person any information relating to the shares of the Fund which is inconsistent in any respect with the information contained in the Prospectus or Statement of Additional Information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Fund.


        4. As a selected dealer, you are hereby authorized (i) to place orders directly with the Fund for shares of the Fund to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in Section 3 of the Distribution Agreement and subject to the compensation provisions of Section 3 hereof, and (ii) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditons set forth in Section 4 of the Distribution Agreement.

        5. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding: e.g., by a change in the 'net asset value" from that used in determining the offering price to your customers.

        6. No person is authorized to make any representations concerning shares of the issuer except those contained in the current Prospectus and Statement of Additional Information of the Fund and in such printed information subsequently issued by us or the Fund as information supplemental to such Prospectus and Statement of Additional Information. In purchasing shares through us you shall rely solely on the representations contained in the Prospectus and Statement of Additional Information and supplemental information above mentioned. Any printed information which we furnish you other than the Fund's Prospectus, Statement of Additional Information, periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

        7. You agree to deliver to each of the purchasers mak- ing purchases from you a copy of the then current Prospectus at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and the interim reports and proxy solicitation materials of the Fund and to deliver copies of the Statement of Additional Information upon such purchaser's request. You further agree to endeavor to obtain proxies from each of such purchasers. Additional copies of the Prospectus, Statement of Additional Information, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.

        8. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of shares entirely. Each party hereto has the right to cancel this agreement upon notice to the other party.

        9. We shall have full authority to take such action as. we may deem advisable in respect of all matters pertaining to the continuous offering period. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

        10. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association.

        11. Upon application to us, we will inform you as to the states in which we believe the shares have been quali- fied for sale under, or are exempt from the requirements of the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell shares in any jurisdiction. we will file with the Department of State in New York a Further State Notice with respect to the shares, if necessary.

        12. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

        13. You agree that you will not sell any shares of the Fund to any account over which you exercise discretionary authority.

        14. Your first order placed pursuant to this Agreement the purchase of shares of the Fund will represent your acceptance of this Agreement.

                                   MERRILL LYNCH FUNDS DISTRIBUTOR, INC.

                                   By
                                      ----------------------------------
                                             (Authorized Signature)

Please return one signed copy

  of this agreement to:

MERRILL LYNCH FUNDS DISTRIBUTOR, INC.

Box 9011

Princeton, N.J. 08540-9011

Accepted:

        Firm Name:
                  -----------------------------
        By:
                  -----------------------------
        Address:
                  -----------------------------
        Date:
                  -----------------------------